UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 18, 2014, we, through GAHC3 Delta Valley ALF Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Purchase Agreement, with Providence PCC of Batesville, LLC and Cleveland PCH Residential Living, LLC, or collectively, Providence, as sellers, to purchase two separate assisted living facilities, one facility located in Batesville, Mississippi, and a second facility located in Cleveland, Mississippi, or collectively, the Delta Valley ALF Portfolio, for an aggregate purchase price of $13,345,000 plus closing costs. The material terms of the Purchase Agreement provide for: (i) a due diligence period of 45 days following the mutual execution of the Purchase Agreement or until, if later, the day that is 45 days after the date on which Providence delivers to us all of the primary diligence materials; (ii) an initial deposit of $350,000, due within three business days following the latter of receipt of the due diligence materials or dual execution of the Purchase Agreement, which shall be applied to the purchase price at the time of closing; (iii) an additional deposit of $200,000 if we exercise our right to extend the closing date; (iv) a closing date to occur the later of 15 days following receipt of all regulatory approvals or 30 days after expiration of the due diligence period; and (v) termination provisions whereby we can terminate the Purchase Agreement (a) by giving written notice to Providence prior to the expiration of the due diligence period, (b) if any of our closing contingencies are not satisfied, or (c) in the event of default by Providence, if such default is not cured within 10 business days; provided however, we may waive our right to terminate pursuant to the terms of the Purchase Agreement and proceed to closing. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of the Delta Valley ALF Portfolio from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.25% of the aggregate purchase price of Delta Valley ALF Portfolio to our advisor and its affiliates in connection with the acquisition of the property. The closing of the acquisition of the Delta Valley ALF Portfolio is expected to occur during the third quarter of 2014; however, no assurance can be provided that we will be able to purchase any of the properties in the anticipated timeframe, or at all since the potential acquisitions of these properties are subject to substantial conditions to closing.

The material terms of the agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale by and between GAHC3 Delta Valley ALF Portfolio, LLC, Providence PCC of Batesville, LLC, and Cleveland PCH Residential Living, LLC, dated August 18, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 20, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement of Purchase and Sale by and between GAHC3 Delta Valley ALF Portfolio, LLC, Providence PCC of Batesville, LLC, and Cleveland PCH Residential Living, LLC, dated August 18, 2014